SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               September 12, 2006
                                 Date of Report
                        (Date of Earliest Event Reported)

                           Commission File No. 0-29935


                      Micro Bio-Medical Waste Systems, Inc.
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)


             Nevada, USA                             33-0677140
             -----------                             ----------
      (State of Incorporation)           (IRS Employer Identification No.)


                    27430 Riverside Lane, Valencia, CA 91354
                    ----------------------------------------
               (Address of principal executive offices)(Zip Code)


         Company's telephone number, including area code: (661) 287-3772

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On September 12, 2006, Micro Bio-Medical Waste Systems, Inc. (the "Company") appointed Eirik Hjelle as its CEO and CFO, replacing Charles Smith, who previously held those positions and had resigned. Mr. Hjelle was also elected to the Board of Directors on September 12, 2006.

Additionally, the Company has increased the size of its Board of Directors from three to four and appointed Harold Gewerter as a member of its Board of Directors effective as of September 12, 2006.

Mr. Hjelle is the president of EMEC Financial Inc. in Plano, TX, a consulting firm that provides corporate advisory services, assists companies in raising capital and provides portfolio management services, among others, a position he has held since 2003. Prior to that, he was a director of private banking and trading for Granite Financial Group Inc. Mr. Hjelle was also Head Trader and Vice President of Institutional Trading at Torrey Pines Securities for seven years. Mr. Hjelle received his Bachelor of Arts in Business Administration from the University of San Diego and also attended NHH Norwegian School of Economics & Business in Bergen, Norway.

Mr. Gewerter is an attorney in private practice in Las Vegas, Nevada. Mr. Gewerter has been an attorney since 1979. Mr. Gewerter received his Bachelor of Arts and his Master of Arts from the University of Southern California. Mr. Gewerter received his law degree from Southwestern University School of Law and is licensed in the State of Nevada.


                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2006                MICO BIO-MEDICAL WASTE SYSTEMS, INC.


                                  /s/ Eirik Hjelle
                                  Eirik Hjelle, CEO